                                    EXHIBIT I

                             JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly on behalf of each of them pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

                                    SIGNATURE

After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct.


DATE:          February 8, 2000



                                            BRENTWOOD ASSOCIATES VIII, L.P.,
                                            a Delaware limited partnership

                                            By:  Brentwood VIII Ventures LLC,
                                                 a Delaware limited liability
                                                  company
                                                 Its:  General Partner


                                                 By:   /s/ G. Bradford Jones
                                                 ------------------------------
                                                       G. Bradford Jones
                                                       Managing Member



                                            BRENTWOOD VIII VENTURES LLC,
                                            a Delaware limited liability company

                                            By:    /s/ G. Bradford Jones
                                               ---------------------------------
                                                   G. Bradford Jones
                                                   Managing Member



                                       10